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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

    CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2001

Toyota Auto Lease Trust 1998-C
(Exact name of registrant as specified in its charter)

California	333-65067	33-0755530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Toyota Motor Credit Corporation 19001 South Western Avenue Torrance, California	90509
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (310) 468-1310

Exhibit Index is on Page 2

Item 5.  Other Events

On November 26, 2001, interest and principal collected during the preceding calendar month as provided for in the 1998-C Securitization Trust Agreement dated as of December 1, 1998 between Toyota Leasing, Inc. ("TLI"), as "Transferor", and U.S. Bank National Association ("USBNA"), as "Trustee", and the 1998-C SUBI Servicing Supplement to the Amended and Restated Trust and Servicing Agreement, dated December 1, 1998, among TMTT, Inc., as "Titling Trustee", Toyota Motor Credit Corporation ("TMCC"), as "Servicer", and USBNA, as "Trust Agent" (the "Agreements"), was allocated to the holders of certificates representing undivided fractional interests in the Toyota Auto Lease Trust 1998-C (the "Certificateholders"). In accordance with the Agreements, the Servicer's Certificate, as defined in the Agreements, was furnished to the Trustee for the benefit of the Certificateholders and was distributed by the Trustee to the Certificateholders. A copy of the Servicer's Certificate for the month of October 2001 is filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7(c).  Exhibits

Exhibit Number	Description
20	Servicer's Certificate for the month of October 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA AUTO LEASE TRUST 1998-C

	By:	TOYOTA MOTOR CREDIT CORPORATION, AS SERVICER

Date: November 30, 2001		By:	/s/ GEORGE E. BORST George E. Borst President and Chief Executive Officer

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FORM 8-K
Item 5. Other Events
Item 7(c). Exhibits
SIGNATURES